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Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
 www.imax.com

IMAX SIGNS 100-THEATRE DEAL WITH AMC ENTERTAINMENT™

AMC Makes IMAX Key Part of Growth Strategy to Deliver the Premium Entertainment Experience

Joint Venture Capitalizes on IMAX's Digital Projection Technology

New York, N.Y. and Kansas City, Mo.—Dec. 7, 2007—IMAX Corporation (NASDAQ:IMAX; TSX:IMX) and AMC Entertainment Inc. (AMC), one of the world's largest and most innovative theatrical exhibition companies, today announced a joint-venture agreement to install 100 IMAX® digital projection systems at AMC locations in 33 major U.S. markets. The theatres will feature IMAX's digital projection system which is being developed for the IMAX MPX® theatre design. The agreement is projected to double IMAX's current commercial theatre footprint in North America and accelerates the momentum behind IMAX and AMC's transition to digital projection technology.

"We are committed to delivering a premium entertainment experience by offering a menu of entertainment alternatives inside our facilities," said Peter C. Brown, chairman and chief executive officer, AMC Entertainment Inc. "Our expanded relationship with IMAX and the deployment of its state-of-the-art, next-generation digital projection systems is a key part of our strategy of continuing to broaden and enhance the AMC experience. It also builds on the successful partnership we have had with IMAX since June of 2005 and complements our overall digital plan."

The rollout of the first 50 IMAX digital projection systems will begin in July 2008 at premier AMC theatre locations in 24 of the 33 selected markets, with an additional 25 scheduled for rollout in 2009 and 25 more in 2010. The IMAX theatres are slated to be installed in many of AMC's top-performing locations in the United States, including: AMC South Barrington 30, Chicago; AMC Mesquite 30, Dallas; AMC Gulf Pointe 30, Houston; AMC Century City 15, Los Angeles; AMC Empire 25, New York; AMC Neshaminy 24, Philadelphia; AMC Eastridge 15, San Francisco; AMC Hoffman Center 22, Washington D.C.

"The agreement cements a partnership between two great brands. Partnering with AMC in a theatre deal of this size and scope is a transformational moment for our company from both a financial and strategic perspective," said IMAX Co-Chairmen and Co-CEOs Richard L. Gelfond and Bradley J. Wechsler. "We couldn't be more pleased that The IMAX Experience® will be more accessible to consumers in nearly every major market in the United States. AMC is unique in the number of successful, stadium-seat megaplexes in locations that could accommodate this large number of new IMAX® theatres. Further, AMC's confidence in our digital projection system is a terrific endorsement. We look forward to rolling out our ground-breaking new technology and delivering the premium experience that moviegoers have come to expect from the IMAX® brand."

In October of this year, IMAX announced that it had moved up the launch date of its digital projection system to mid-2008 from its previously announced anticipated timeframe of the end of 2008 to mid-2009. The highly anticipated IMAX digital projection system will further enhance The IMAX Experience and help to drive profitability for studios, exhibitors and IMAX theatres by virtually eliminating the need for film prints, increasing program flexibility and ultimately increasing the number of movies shown on IMAX screens.

IMAX has already secured important parts of its film slate for 2008, 2009 and 2010 through agreements with major Hollywood studios including: The Spiderwick Chronicles (February 2008), Shine A Light (April 2008), Kung Fu Panda(June 2008), The Dark Knight (July 2008), Deep Sea-quel 3D (working title, February 2009), Monsters vs. Aliens 3D (March 2009), How to Train Your Dragon 3D (November 2009), Hubble 3D(working title, February 2010) and Shrek Goes Forth 3D (May 2010).

Added Messrs. Gelfond and Wechsler, "An agreement of this magnitude significantly jumpstarts our joint venture initiative, which we expect will generate increased recurring revenues for IMAX going forward. AMC's decision to enter into this agreement will accelerate the growth of our theatre network in North America and should help power the digital transition underway at our company, which we believe will help drive our operating and financial performance for years to come."

AMC's initial 50 IMAX digital locations will include:

MARKET	AMC THEATRE
ATLANTA	AMC Barrett Commons 24 AMC Southlake Pavilion 24
BALTIMORE	AMC Columbia Mall 14 AMC Loews White Marsh 16
BOSTON	AMC Loews Boston Common 19
CHARLOTTE AMC	Concord Mills 24
CHICAGO	AMC South Barrington 30 AMC Loews Crestwood 18
CINCINNATI	AMC Newport on the Levee 20
DALLAS	AMC Mesquite 30
DENVER	AMC Highlands Ranch 24 AMC Orchards 12 AMC Westminister Promenade 24
HOUSTON	AMC First Colony 24 AMC Gulf Pointe 30
JACKSONVILLE	AMC Orange Park 24 AMC Regency Square 24
KANSAS CITY	AMC BarryWoods 24 AMC Independence Commons 20

MARKET	AMC THEATRE
LOS ANGELES	AMC Burbank 16 AMC Century City 15 AMC Del Amo 18 AMC Promenade 16 AMC Puente Hills 20 AMC Santa Anita 16
MIAMI	AMC Aventura 24 AMC Sunset Place 24
NEW ORLEANS	AMC Elmwood Place 20
NEW YORK	AMC Loews 34Th Street 14 AMC Empire 25 AMC Loews Kips Bay 15 AMC Rockaway 16 AMC Loews Stony Brook 17 AMC Loews Monmouth Mall 15
NORFOLK	AMC Lynnhaven 18
ORLANDO	AMC Altamonte Mall 18
PHILADELPHIA	AMC Loews Cherry Hill 24 AMC Hamilton 24 AMC Neshaminy 24
PITTSBURG	AMC Loews Waterfront 22
SAN DIEGO	AMC Palm Promenade 24
SAN FRANCISCO	AMC Bay Street 16 AMC Eastridge 15 AMC Mercado 20
SEATTLE	AMC Loews Alderwood 16 AMC Southcenter 16
TAMPA	AMC Veterans Expressway 24
WASHINGTON D.C.	AMC Hoffman Center 22 AMC Potomac Mills 18 AMC Tysons Corner 16

        IMAX will host a conference call on December 7, 2007 at 9:00 AM ET. To access the call interested parties should call (866) 321-8231 approximately 10 minutes before it begins. A recording of the call will be available by dialing (647) 436-0148. The code for both calls is 4272153. IMAX will also host a webcast of the conference call with an accompanying PowerPoint presentation. These can both be accessed on www.imax.com by clicking on "Company Info' and then "Investor Relations.'

About AMC Entertainment Inc.
Headquartered in Kansas City, Mo., AMC Entertainment Inc. is one of the world's largest and most innovative theatrical exhibition companies. With a history of industry leadership dating back to 1920, the company today serves more than 230 million guests annually through interests in 358 theatres with 5,128 screens in six countries. www.amctheatres.com.

About IMAX Corporation
IMAX Corporation is one of the world's leading digital entertainment and technology companies. The worldwide IMAX network is among the most important and successful theatrical distribution platforms for major event Hollywood films around the globe, with IMAX theatres delivering the world's best cinematic presentations using proprietary IMAX, IMAX ®3D, and IMAX DMR® technology. IMAX DMR is the Company's groundbreaking digital remastering technology that allows it to digitally transform virtually any conventional motion picture into the unparalleled image and sound quality of The IMAX Experience®. IMAX's renowned projectors and new digital systems display crystal-clear images on the world's biggest screens. The digital system being developed by IMAX is configured for an IMAX MPX-style auditorium, which is designed specifically to enable multiplex operators to more cost effectively enter into the IMAX theatre business. The IMAX brand is recognized throughout the world for extraordinary and immersive entertainment experiences for consumers. As of September 30, 2007, there were 296 IMAX theatres operating in 40 countries.

IMAX®, IMAX® 3D, IMAX DMR®, IMAX MPX®, and The IMAX Experience® are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.

This press release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include ongoing discussions with the SEC and OSC relating to their ongoing inquiries and the Company's financial reporting and accounting, the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, risks arising from potential material weaknesses in internal control over financial reporting and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in IMAX's Annual Report on Form 10-K/A for the year ended December 31, 2006, as well as IMAX's Quarterly Reports on Form 10-Q/A.

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For additional information please contact:

AMC:

AMC Entertainment Inc.:	Mike Zwonitzer, Investor Relations
Melanie Bell, Corporate Communications	816-480-4624
816-480-2560	mzwonitzer@amctheatres.com
mbell@amctheatres.com

IMAX:

Media:	Investors:
IMAX Corporation, New York	Integrated Corporate Relations
Sarah Gormley	Amanda Mullin
212-821-0155	203-682-8243
sgormley@imax.com
Entertainment Media:	Business Media:
Newman & Company, Los Angeles	Sloane & Company, New York
Al Newman	Whit Clay
310-278-1560	212-446-1864
asn@newman-co.com	wclay@sloanepr.com

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  Exhibit 99.1